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                                                                     EXHIBIT 5.1


                                                                October 4, 2000




XACCT Technologies Ltd.
12 Hachilazon Street
Ramat-Gan
525225, Israel

         RE:      REGISTRATION STATEMENT ON FORM S-1

Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-1 filed by you with the Securities and Exchange Commission on March 28, 2000, as amended (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of up to 5,750,000 shares of your Ordinary Shares, nominal value NIS 0.04 per share (the "Shares"), including an over-allotment option granted to the underwriters of the offering to purchase up to 750,000 Ordinary Shares. We understand that the Shares are to be sold to the underwriters of the offering for resale to the public as described in the Registration Statement. As your legal counsel, we have examined the proceedings taken, and are familiar with the proceedings proposed to be taken, by you in connection with the sale and issuance of the Shares.

     It is our opinion that, upon completion of the proceedings being taken or contemplated by us, as your counsel, to be taken prior to the issuance of the Shares, the Shares, when issued and sold in the manner described in the Registration Statement and in accordance with the resolutions adopted by the Board of Directors of the Company and upon the effectiveness of the revised public company articles of association of the Company, will be legally and validly issued, fully paid and nonassessable.


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XACCT Technologies Ltd.
October 4, 2000
Page 2




     Our opinion is limited to the laws of the State of Israel. As to matters of fact, we have relied on information provided to us by you. This opinion is limited to the matters expressly set forth herein and no opinion is to be implied or inferred beyond the matters expressly so stated. We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the prospectus constituting a part thereof, and any amendments thereto.

                                            Yours sincerely,


                                           /s/ S. Friedman & Co.
                                            S. Friedman & Co.
                                          Advocates & Notaries